Exhibit Page 214

POWER OF ATTORNEY

Know all men by these presents that each person whose signature appears below constitutes and appoints Joseph M. Cahill his true and lawful attorney-in-fact and with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K for the Riggs National Corporation for the fiscal year ending December 31, 2001, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, or fully to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Chairman of the Board
/S/ ROBERT L. ALLBRITTON	Chief Executive Officer	Jan. 23, 2002
Robert L. Allbritton (Signature)		(Date)

Vice Chairman of the Board
/S/ JOE L. ALLBRITTON	Director	Jan. 23, 2002
Joe L. Allbritton (Signature)		(Date)

/S/ J. CARTER BEESE, JR.	Director	Jan. 23, 2002
J. Carter Beese, Jr. (Signature)		(Date)

/S/ CHARLES A. CAMALIER, III	Director	Jan. 23, 2002
Charles A. Camalier, III. (Signature)		(Date)

President
/S/ TIMOTHY C. COUGHLIN	Director	Jan. 23, 2002
Timothy C. Coughlin (Signature)		(Date)

/S/ LAWRENCE I. HEBERT	Director	Jan. 23, 2002
Lawrence I. Hebert (Signature)		(Date)

/S/ STEVEN B. PFEIFFER	Director	Jan. 24, 2002
Steven B. Pfeiffer (Signature)		(Date)

Vice Chairman of the Board
/S/ ROBERT L. SLOAN	Director	Jan. 23, 2002
Robert L. Sloan (Signature)		(Date)

/S/ JACK J. VALENTI	Director	Jan. 23, 2002
Jack J. Valenti (Signature)		(Date)

/S/ WILLIAM L. WALTON	Director	Jan. 23, 2002
William L.Walton (Signature)		(Date)

/S/ EDDIE N. WILLIAMS	Director	Jan. 23, 2002
Eddie N. Williams. (Signature)		(Date)